Exhibit 2.2
               AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT and PLAN OF REORGANIZATION ("Plan") is made this 15th day of January, 1996, among NATURES GIFT, INC., a Utah corporation ("Natures"); CABOT, RICHARDS AND REED, INC., a Utah corporation, any and all of its subsidiaries (hereinafter collectively referred to as "CR&R") and its shareholders (hereinafter "Shareholders").

     Natures wishes to acquire all the issued and outstanding stock of CR&R for and in exchange for stock of Natures, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1
                        TERMS OF EXCHANGE

      1.1 Number of Shares. Upon the execution hereof, the Shareholders of CR&R agree to assign, transfer, and deliver to Natures, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any
kind, nature or description, all of     their shares of CR&R stock, which
constitutes all of the issued and outstanding shares of CR&R aggregating 2,800 common shares, and Natures agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Natures' stock, par value $0.001, in the aggregate of 2,800,000 post reverse shares, as subject to the provisions of this Plan, which shall represent, as a result thereof, approximately 21% of the then issued and outstanding shares of Natures. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the CR&R certificates representing their respective beneficial and record ownership of all of the issued and outstanding shares of CR&R to Natures, as soon as practicable hereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Natures stock as provided for herein. Upon the consummation of the transaction contemplated herein, Natures shall be the beneficial and record owner of all of the issued and outstanding stock of CR&R.

     1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Natures shares to be issued and delivered pursuant to this Plan, shall be appropriate adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Natures common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

     1.3 Delivery of Certificates. The Shareholders shall transfer to Natures at the closing provided for in Section 2 (the "Closing") the shares of common stock of CR&R listed opposite their respective names on Exhibit A hereto (the "CR&R shares") in exchange for the post-split shares of the common stock of Natures as outlined above in Section 1.1 hereof (the "Natures Stock"). All of such shares of Natures common stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit A. The transfer of CR&R shares by the Shareholders shall be effected by the delivery to Natures at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

     1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Natures may request in order to more effectively sell, transfer and assign clear title and ownership in the CR&R shares to Natures.

                            Section 2
                             CLOSING

     2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Fabian & Clendenin on January 8, 1996 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.
2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

                            Section 3
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF NATURES

     Natures represents and warrants to, and covenants with, the Shareholders and CR&R as follows:

     3.1 Corporate Status. Natures is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah incorporated on February 9, 1984. Natures has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Natures schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Natures' Articles of Incorporation or Bylaws. Natures has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     3.2 Capitalization. The authorized capital stock of Natures as of the date hereof consists of 105,000,000 common shares, par value $0.001. As of the date hereof there are 103,156,843 common shares of Natures issued and outstanding. The foregoing shares constitute fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Natures' common stock or with regard to any options, warrants or other contractual rights to acquire any of Natures' authorized but unissued common shares.

     3.3 Recapitalization. In conjunction with the transaction embodied in this Plan, Natures shall change its existing capitalization by effecting a nineteen-to-one (19 to 1) revenue split of authorized, issued and outstanding common stock (the "post-split shares") and will increase its authorized common stock from 5,526,315 to 40,000,000 shares, par value $0.001. As a result of the recapitalization, Natures will have 5,429,308 post-split shares issued and outstanding and 40,000,000 authorized post-split shares, par value $0.001.

     3.4   Financial Statements.

          (a) Natures hereby warrants and covenants to CR&R that the audited financial statements of the period ended July 31, 1995 and for its year ended December 31, 1994 and December 31, 1993 and 1992, fairly and accurately represent the financial condition of Natures and that the same will be prepared along with the period ended as of the date of Closing. for consolidation by an independent public accountant, which shall be prepared in accordance with generally accepted accounting principles consistently applied, on or before the expiration of forty-five days from the date of Closing.

          (b) Natures hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Natures as submitted heretofore to CR&R for examination and review.

     3.5   Subsidiaries. Natures has no subsidiaries.

     3.6   Conduct of Business. Natures has no ongoing business.

     3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Natures, threatened by or against or effecting Natures at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Natures does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Natures and its present management will (i) give to the Shareholders and CR&R, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and CR&R, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Natures as the Shareholders and CR&R, or their duly authorized representatives, may reasonably request. Any such request to inspect Natures' books shall be directed to Natures' counsel, Daniel W. Jackson, at the address set forth herein under Section 9.4 Notices.

     3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), Natures and its representatives will keep confidential any information which they obtain from the Shareholders or from CR&R concerning its properties, assets and the proposed business operations of CR&R. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on March 1, 1996 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Natures will return to CR&R all written matter with regard to CR&R obtained in connection with the negotiations or consummation of this Plan.

     3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or there material agreements or instrument to which Natures was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Natures.

     3.11 Corporate Authority. Natures has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and CR&R, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

     3.12 Consent of Shareholders. Natures hereby warrants and represents that the Shareholders of Natures, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute an Agreement and Plan of Reorganization as between Natures and CR&R pursuant to a stock-for-stock transaction in which Natures would acquire all of the issued and outstanding shares of CR&R in exchange for the issuance of 13,526,315 common shares of Natures.

     3.13 Resignation of Directors. Upon the Closing, the current directors of Natures shall submit their resignations.

     3.14 Special Covenants and Representations Regarding the Exchanged Natures Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Natures shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Natures a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

     3.15 Undisclosed or Contingent Liabilities. Natures hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to CR&R.

     3.16 Information. The information concerning Natures set forth in this Plan, and the Natures schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to CR&R in connection with this Plan.

     3.17 Title and Related Matters. Natures has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Natures balance sheets, free and clear of any and all liens and encumbrances.

     3.18 Contracts or Agreements. Natures is not bound by any material contracts, agreements or obligations which it has not already disclosed to CR&R.

     3.19 Governmental Authorizations. Natures has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Natures shall use its best efforts to obtain as quickly as possible a listing in Moody's OTC Industrial Manual, or some other recognized manual, recognized by the various states as an exemption from registration provisions of any such state for the purposes of interstate trading of Natures' post-split stock. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Natures of this Plan and the consummation by CR&R of the transactions contemplated hereby.

     3.20 Compliance with Laws and Regulations. Natures has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Natures or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to CR&R.

     3.21 Approval of Plan. The Board of Directors of Natures has authorized the execution and delivery of this Plan by Natures and have approved the Plan and the transactions contemplated hereby. Natures has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     3.22 Ratification by Shareholders. This Plan will be submitted to the Shareholders of Natures for approval and ratification; the adoption ratification of the Plan by a majority of the Shareholders of Natures is a condition precedent to the consummation of the Plan.

     3.23 Investment Intent. Natures is acquiring the CR&R shares to be transferred to it under this Plan for investment and no with a view to the sale or distribution thereof, and Natures has no commitment or present intention to liquidate CR&R or to sell or otherwise dispose of the CR&R shares.

     3.24 Unregistered Shares and Access to Information. Natures understands that the offer and sale of the CR&R shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning CR&R or the CR&R shares. Natures has been provided with and reviewed all information concerning CR&R, the CR&R shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the CR&R shares. Natures has made an investigation as to the merits and risks of its acquisition of the CR&R Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of CR&R concerning CR&R, the CR&R shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the CR&R shares.

     3.25 Natures' Schedules. Natures has delivered to CR&R the following items listed below, hereafter referred to as the "Natures Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Natures on or about the date within the Plan is executed to certify that the Natures Schedules are true and correct.
          (a) Copy of Articles of Incorporation, as amended, and Bylaws;

          (b) Natures' Prospectus;

          (c) Financial statements;

          (d) Shareholder list;

          (e) Consent of Directors to Plan;

          (f) Officer's Certificate as required under Section 6.2 of the Plan;

          (g) Opinion of counsel as required under Section 6.4 of the Plan;

          (h) Certificate of Good Standing;

          (i) Resignations of current Board of Directors; and

          (j) Consent of Shareholders approving Plan.

                            Section 4
        REPRESENTATIONS, WARRANTIES AND COVENANTS OF CR&R

     CR&R represents and warrants to, and covenants with, the Shareholders and Natures as follows:

     4.1 Corporate Status. CR&R is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah incorporated on December 16, 1992. CR&R has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the CR&R schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CR&R's Articles of Incorporation or Bylaws. CR&R has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     4.2 Capitalization. The authorized capital stock of CR&R as of the date hereof consists of 10,000 common shares, par value $0.001. As of the date hereof there are 2,800 common shares of CR&R issued and outstanding. The foregoing shares constitute fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of CR&R's common stock or with regard to any options, warrants or other contractual rights to acquire any of CR&R's authorized but unissued common shares.

     4.3   Financial Statements.

          (a) CR&R hereby warrants and covenants to Natures that the audited financial statements of the period ended November 30, 1995, fairly and accurately represent the financial condition of CR&R and that the same will be prepared along with the period ended as of the date of Closing, on or before the expiration of forty-five days from the date of Closing.

          (b) CR&R hereby warrants and represents that the financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of CR&R submitted heretofore to Natures for examination and review.

     4.4   Subsidiaries. CR&R has no subsidiaries.

     4.5 Conduct of Business. CR&R will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Natures, enter into any material commitments except in the ordinary course of business.

     CR&R agrees that CR&R will conduct itself in the following manner pending the Closing:

          (a) Certificate of Incorporation and Bylaws. change will be made in the Certificate of Incorporation or Bylaws of CR&R.

          (b) Capitalization. etc. CR&R will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     4.6 Options.   Warrants and Rights. Although CR&R intends to enact and
put into effect various management and employee benefit plans in the near future, as of the date hereof, CR&R has no options, warrants or stock appreciation rights related to the authorized but unissued CR&R common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued CR&R common stock, except options, warrants, calls, or commitments, if any, to which CR&R is not a party and by which it is not bound.

     4.7 Title to Property. CR&R has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of CR&R, and the properties and assets of CR&R are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     4.8 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of CR&R, threatened by or against or effecting CR&R at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; CR&R does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.9 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, CR&R and its present management will (i) give to the Shareholders and CR&R, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and CR&R, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of CR&R as the Shareholders and CR&R, or their duly authorized representatives, may reasonably request. Any such request to inspect CR&R's books shall be directed to CR&R's representative, Craig Pickering, at the address set forth herein under Section 9.4 Notices.

     4.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), CR&R and its representatives will keep confidential any information which they obtain from the Shareholders or from CR&R concerning its properties, assets and the proposed business operations of CR&R. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on March 1, 1996 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, CR&R will return to Natures all written matter with regard to Natures obtained in connection with the negotiations or consummation of this Plan.

     4.11 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Natures to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Natures on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

     4.12 Unregistered Shares and Access to Information. CR&R and the Shareholders understand that the offer and sale of Natures post-split shares to be exchanged for the CR&R shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Natures or Natures post-split stock. CR&R and the Shareholders have been provided with and reviewed all information concerning Natures and Natures' post-split shares, to be exchanged for the CR&R shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Natures post-split shares, to be exchanged for the CR&R shares. CR&R and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Natures post-split shares, to be exchanged for the CR&R shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Natures concerning Natures post-split shares to be exchanged for the CR&R shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Natures post-split shares to be exchanged for the CR&R shares.

     4.13 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of CR&R of whatever class or series, which the Shareholders have contracted to exchange.

     4.14   Contracts.

          (a) Set forth in the CR&R Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which CR&R is a party or by which CR&R or its properties are bound.

          (b) Except as may he set forth in the CR&R Schedules, CR&R is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of CR&R.

          (c) Except as set forth in the CR&R Schedules, CR&R is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by CR&R, except for adequate value and pursuant to contract. CR&R has not entered into any material transaction which is not listed in the CR&R Schedules or reflected in the CR&R financial statements.

     4.15 Material Contract Defaults. CR&R is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of CR&R, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CR&R has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

      4.16 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or material agreement or instrument to which CR&R was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of CR&R.

      4.17 Governmental Authorizations. CR&R has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CR&R of this Plan and the consummation by CR&R of the transactions contemplated hereby.

     4.18 Compliance with Laws and Regulations. CR&R has complied with all applicable statutes and regulations of any federal. state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of CR&R or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Natures.

      4.19 Approval of Plan. The Board of Directors of CR&R have authorized the execution and delivery of this Plan by CR&R and have approved the Plan and the transactions contemplated hereby. CR&R has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

      4.20 Information. The information concerning CR&R set forth in this Plan, and the CR&R Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Natures in connection with this Plan.
4.21 CR&R' Schedules. CR&R has delivered to Natures the following items listed below, hereafter referred to as the "CR&R Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of CR&R on or about the date within the Plan is executed to certify that the CR&R Schedules are true and correct.

            (a) Copy of Articles of Incorporation and Bylaws;

            (b) Resolution of Board of Directors approving Plan;

            (c) Consent of Shareholders approving Plan;

            (d) Copies of all licenses, permits and other governmental authorizations, requests or applications therefore pursuant to which Cabot, Richards & Reed, Inc. carries on or proposes to carry on its business except those which, in the aggregate, are immaterial to the present or proposed opinion business of Cabot, Richards & Reed, Inc.;

            (e) A list of all employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

            (f) A schedule showing the name and location of each bank or other institution with which Cabot, Richards & Reed, Inc. has an account and the names of the authorized persons to draw thereon or having access thereto;

            (g) Financial statements of Cabot, Richards & Reed, Inc.;

            (h) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

            (i) Officer's Certificate as required by Section 7.2 of the Plan;

            (j) Certificate of Good Standing; and

            (k) Acceptance of Nominations as Directors.


                            Section 5
                        SPECIAL COVENANTS

     5.1 Resignation of Directors. At the Closing, all of Natures' current management will resign their respective positions, seriatim, as Directors.

     5.2 CR&R Information Incorporated in Natures' Reports. CR&R represents and warrants to Natures that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. CR&R agrees to indemnify and hold Natures harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.


     5.3 Special Covenants and Representations Regarding the Exchanged Natures Stock. The consummation of this Plan and tile transactions herein contemplated, including the issuance of the Natures post-split shares in exchange for all of the issued and outstanding shares of CR&R to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Natures intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his CR&R shares and the receipt of the Natures post-split shares exchanged therefor, shall execute and deliver to Natures a letter of investment invent to indicate, among other representations, that the Shareholder is exchanging the CR&R shares for Natures post-split shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

     5.4 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials,

          (a) CR&R and Natures will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

          (b) Neither CR&R nor Natures will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

                            Section 6
 CONDITIONS PRECEDENT TO OBLIGATIONS OF CR&R AND THE SHAREHOLDERS

     All obligations of CR&R and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by Natures in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Natures shall have performed and complied with by Natures prior to the Closing, unless waived or extended in writing by the parties hereto. CR&R shall have been furnished with a certificate, signed by a duly authorized executive officer of Natures and dated the Closing date, to the foregoing effect.

     6.2 Officers' Certificate. CR&R and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Natures, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Natures, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Natures.

     6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of Natures, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Natures, except as otherwise disclosed to CR&R.

     6.4 Opinion of Counsel of Natures. Natures shall furnish to CR&R and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to CR&R and the Shareholders to the effect that:

          (a) Natures is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

          (b) The business of Natures, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of CR&R, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Natures has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, State of Utah and Secretary of State for the State of Nevada, all statements and reports required to be filed.

          (c) The authorized and outstanding capital stock of Natures as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

          (d) There are no material claims, suits or other legal proceedings pending or threatened against Natures of any court or before or by any governmental body which might materially effect the business of Natures or the financial condition of Natures as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Natures.

          (e) Natures' initial public offering file declared effective by the Utah Securities Commission on May 7, 1985, and was offered and sold in accordance with and in compliance with the rules and regulations of the Securities Act of 1933, as amended. Subsequent to the termination of Natures' public offering, no stop orders suspending the effectiveness of the distribution is or was in effect, and no proceedings since the termination thereof for that purpose are pending before or threatened by any state or federal agency or authority.

          (f) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Natures, or any contract, agreement, indenture, mortgage, or order by which Natures is bound.
(g) This Plan constitutes a legal, valid and binding obligation of Natures enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

         (h) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Natures and have been duly authorized by its Board of Directors.

     6.5 Good Standing. CR&R shall have received a Certificate of Good Standing from the State of Utah, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Natures is in good standing as a corporation in the State of Utah.

     6.6 Other Items. CR&R and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as CR&R and the Shareholders may reasonably request.

     6.7 Resignations and Designation of New Directors. CR&R and the Shareholders shall have received duly executed resignations from all of the directors and officers of Natures dated and effective as of the Closing, and appointing the person or persons designated by CR&R, to serve on the Board of Directors of Natures until the next annual meeting of the stockholders and until their successors shall be elected and qualified.

     6.8 Chances in Capitalization and Cancellation of Shares. Change of Name of Natures. All resolutions required to complete the matters outlined in
Section 1.4 hereof shall have been adopted, ratified and approved, save only for the filing of the required and necessary documentation.

                            Section 7
          CONDITIONS PRECEDENT TO OBLIGATIONS OF NATURES

     All obligations of Natures under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by CR&R and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Natures shall have performed and complied with by CR&R prior to the Closing, unless waived or extended in writing by the parties hereto. Natures shall have been furnished with a certificate, signed by a duly authorized executive officer of CR&R and dated the Closing date, to the foregoing effect.

     7.2 Officers' Certificate. Natures shall have been furnished with a certificate dared the Closing date and signed by a duly authorized executive officer of CR&R, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of CR&R. threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of CR&R.

     7.3 No Material Adverse Chance. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of Natures, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of CR&R, except as otherwise disclosed to Natures.

     7.4 Good Standing. Natures shall have received a Certificate of Good Standing from the State of Utah, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that CR&R is in good standing as a corporation in the State of Utah.

     7.5 Dissenters' Rights Waived.   The Shareholders of CR&R, and each of
them, agree and hereby waive any dissenters' rights, if any, under the laws of the State of Utah in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of CR&R.

      7.6 Other Items. Natures shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Natures may reasonably request.

     7.7 Registration of CR&R Shares. In connection with the exchange of Natures shares for CR&R shares, Natures agrees, if practicable, and subject to the consent of an underwriter(s) in the event Natures undertakes to file a Registration Statement under the Securities Act of 1933, as amended, for the purpose of raising money from the public through the sale of its equity, to ensure that the Natures shares issued in connection with the within Plan will be included as part of a general Registration Statement and "piggy back" any such offering for the purpose of registering the same for sale by the Shareholders, as they may determine.

     7.8 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to Natures.

                            Section 8
                           TERMINATION

     8.1 Termination by CR&R or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of CR&R or the Shareholders, if Natures shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

     8.2 Termination by Natures. This Plan may be terminated at any time prior to the Closing date by action of Natures if CR&R shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

     8.3   Termination by Mutual Consent

           (a) This Plan may he terminated at any time prior to the Closing date by mutual consent of Natures, expressed by action of its Board of Directors, CR&R or the Shareholders.

           (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.




                            Section 9
                   SHAREHOLDERS' REPRESENTATIVE

     The Shareholders hereby irrevocably designate and appoint Craig Pickering as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to Natures hereunder, unless agreed in writing by the Shareholders.
                            Section 10
                        GENERAL PROVISIONS

     10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

     10.2 Payments of Estimated Costs and Fees. Natures and CR&R mutually determine and agree that Natures shall pay the estimated costs and fees incurred in connection with the execution and consummation of the Plan.

     10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, CR&R and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan. such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission. and concomitant therewith to cause to be prepared a full and complete letter to Natures shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

     10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

   If to Natures:     Natures Gift, Inc.
                      870 East 9400 South #205
                      Sandy, Utah 84904

   With a copy to:    Daniel W. Jackson, Esq.
                      215 South State #1200
                      Salt Lake City, Utah 84111

   If to CR&R:        Cabot, Richards and Reed, Inc.
                      2474 North University Avenue #350
                      Provo, Utah 84604

   If to the Shareholders:     Craig Pickering
                               2474 North University Avenue #350
                               Provo, Utah 84604
or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

     10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Natures, CR&R and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

     10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. CR&R and Natures acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

     10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

     10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the, party or parties for whose benefit the provision is intended.

     10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

     10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

     10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

     IN WITNESS WHEREOF the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

                                          NATURES GIFT, INC.
      Attest:
                                          By /s/ Rob Cropf
      ----------------------                --------------------------
                                             Its President


                                          CABOT, RICHARDS AND REED, INC.
     Attest:
     /s/ Cameron Carpenter                By /s/ Craig Pickering
     -----------------------                -----------------------------
                                             Its President

                                          SHAREHOLDERS:
     Attest:
     /s/ Cameron Carpenter                By /s/ Craig Pickering
     -----------------------                 --------------------------

     Attest:
     /s/ Cameron Carpenter                By /s/ Mark Comer
     -----------------------                 ---------------------------

     Attest:
     /s/ Cameron Carpenter                By /s/ David Mickelsen
     -----------------------                 -----------------------------


     Attest:
     /s/ Lisa Rosenblatt                  By:/s/ Richard Rosenblatt
     -----------------------                 -----------------------------